Exhibit 10.6(a2)

AMENDMENT TO FIRST HORIZON NATIONAL CORPORATION
2002 MANAGEMENT INCENTIVE PLAN
(AS AMENDED AND RESTATED APRIL 19, 2005)

The 2002 Management Incentive Plan of First Horizon National Corporation (as amended and restated April 19, 2005) is hereby amended as follows:

1.           Section 5.2 is hereby amended to delete such section in its entirety and to substitute in lieu thereof the following:

The Committee shall establish in writing the Performance Goals for the selected Performance Measures applicable to a Performance Period, including the Threshold Performance and Superior Performance, within 90 days of the commencement of the Performance Period and an Award for that Performance Period shall be earned, paid, vested or otherwise deliverable upon the completion of the Performance Period only if such Performance Goals are attained and the applicable employment requirement in Section 6.2(c) is satisfied.

2.           The first sentence of Section 6.2 is hereby amended to delete such first sentence in its entirety and to substitute in lieu thereof the following:

The Committee shall have the sole and absolute authority and discretion to determine the time and manner in which Awards, if any, shall be paid under this Plan; provided, however, such discretion may not be exercisable in any manner which would cause the payment of an Award not to satisfy the requirements for a short-term deferral under Treasury Regulation §1.409A-1(b)(4).

3.           Section 6.2(b) is hereby amended to delete such section in its entirety and to substitute in lieu thereof the following:

Date of Payment:  Payment of Awards shall be made as soon as practicable (as determined by the Committee) following the close of the Performance Period (the “Payment Date”), but except as expressly provided herein, payment of Awards shall be made on or before the 15th day of the 3rd month following the end of the fiscal year of the Company that coincides with the end of the Performance Period.  Notwithstanding the foregoing:

(i) To the extent permissible under Treasury Regulation §1.409A-1(b)(4)(ii), the Payment Date may be delayed within the discretion of the Committee on the following grounds:

(A)  It is administratively impracticable to make the payment by the regular Payment Date due to unforeseeable reasons;

(B)  The payment would jeopardize the Company’s ability to continue as a going concern;

(C)  The payment is reasonably anticipated not to be deductible under Section 162(m) of the Code due to circumstances that a reasonable person would not have anticipated; or

(D)  Such other grounds as may be from time to time permissible under the foregoing regulation;

Provided, however, any delayed payment shall be made within the period required under the foregoing regulation.

(ii) Section 6.2(c)(iii) shall control the date or dates of the Payment of Awards to the extent applicable.

4.           Section 6.2(c)(iii) is hereby amended to add the following sentence at the end thereof:

Notwithstanding the foregoing, no payment of an Award shall be made later than the date required under Section 6.2(b).

5.           The second sentence of Section 8.1 is hereby amended to delete such second sentence in its entirety and to substitute in lieu thereof the following:

In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any amount specified in Article VI and theretofore not paid out, prior to the Payment Date, and in a lump sum on installments as the Committee shall prescribe with respect to each such Participant; provided, however, such payments shall in all events be made within the period permissible for short-term deferrals under Treasury Regulation §1.409A-1(b)(4).

6.           The Plan is hereby amended to add a new Section 9.8 to read as follows:

All references herein to Treasury Regulation §1.409A-1(b)(4) shall be to such regulation as amended from time to time or to any successor provision.  The foregoing provisions of this Plan as amended are intended to cause the Plan to conform with the requirements of a plan providing only for short-term deferrals as provided in Treasury Regulation §1.409A-1(b)(4), and the provisions of this Plan as amended shall be construed in accordance with that intention.  If any provision of this Plan shall be inconsistent or in conflict with any applicable requirements for a short-term deferral plan, then such requirement shall be deemed to override and supersede the inconsistent or conflicting provision.  Any required provision of a short-term deferral plan that is omitted from this Plan shall be incorporated herein by reference and shall apply retroactively, if necessary, and be deemed to be a part of this Plan to the same extent as though expressly set forth herein.  The Company will bear no responsibility for any determination by any other person or persons that the terms, arrangements or administration of the Plan has given rise to any tax liability under Section 409A of the Code.

7.           This Amendment shall take effect as of October 16, 2007 and shall apply to all Awards that have not yet been paid under the Plan.